UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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ALABAMA NATIONAL BANCORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2003

TO THE STOCKHOLDERS OF

ALABAMA NATIONAL BANCORPORATION:

You are invited to attend the 2003 Annual Meeting of Stockholders of Alabama National BanCorporation (the “Company”), which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama 35203, on Wednesday, April 30, 2003, at 10:00 a.m., local time. Formal notice of the annual meeting, a proxy statement and a proxy card accompany this letter.

Also enclosed is the Company’s 2002 Annual Report to Stockholders.

Information about the annual meeting and the various matters on which the stockholders will act is included in the enclosed notice of annual meeting of stockholders and proxy statement. Please carefully consider the enclosed proxy statement and execute and return your proxy card so that the Company may be assured of the presence of a quorum at the annual meeting. A postage-prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy card will be of great assistance in reducing the expense of subsequent mailings. If you attend the annual meeting, and so elect, you may withdraw your proxy and vote in person.

Sincerely,

John H. Holcomb, III

Chairman of the Board and

Chief Executive Officer

1927 FIRST AVENUE NORTH    •    BIRMINGHAM, ALABAMA 35203

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, APRIL 30, 2003

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Alabama National BanCorporation (“ANB” or, the “Company”) will be held at 10:00 a.m., local time, on Wednesday, April 30, 2003, at National Bank of Commerce of Birmingham, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

1.  To elect 14 directors to serve on the Board of Directors of the Company for a one-year term expiring at the 2004 Annual Meeting;

2.  To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003; and

3.  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has set March 7, 2003 as the record date for the annual meeting. Only holders of record of ANB’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

This proxy statement provides you with detailed information about the proposals to be voted on at the meeting. With this proxy statement we are also including a copy of our 2002 Annual Report to Stockholders in order to provide you with additional information about us. We encourage you to read the proxy statement and the 2002 Annual Report carefully.

The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

By order of the Board of Directors,

Kimberly Moore

Corporate Secretary

March 27, 2003

Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 30, 2003

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held at National Bank of Commerce of Birmingham (“NBC”), 1927 First Avenue North, Birmingham, Alabama on Wednesday, April 30, 2003 at 10:00 a.m. local time.

SOLICITATION OF PROXIES

Our Board of Directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). In this proxy statement we summarize information that we are required to provide you under the rules of the Securities and Exchange Commission. This proxy statement is designed to assist you in voting your shares. On or about March 27, 2003, we began mailing this proxy statement and the 2002 Annual Report to all stockholders of record at the close of business on March 7, 2003.

ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this proxy statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

STOCKHOLDERS ENTITLED TO VOTE

The Board of Directors has set March 7, 2003 as the record date for the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. At the close of business on March 12, 2003, there were 12,369,274 shares of the common stock of ANB, par value $1.00 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the annual meeting.

PROPOSALS TO BE CONSIDERED BY YOU AT THE ANNUAL MEETING

At the annual meeting, we will ask you to:

Proposal 1:	Elect 14 directors to serve on the Board of Directors of the Company for a one-year term expiring at the 2004 Annual Meeting; and

Proposal 2:	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2003.

INFORMATION ABOUT A QUORUM

At the annual meeting, the presence of a majority of the shares of common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the annual meeting. We may do this with or without a stockholder vote. If there is a stockholder vote to adjourn, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

VOTES NECESSARY FOR EACH PROPOSAL TO BE APPROVED

Assuming the presence of a quorum, directors of the Company shall be elected at the annual meeting (Proposal 1) by a plurality of the votes cast, whether in person or by proxy. Proposal 2, ratification of auditors, requires for adoption the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

A stockholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) is determined by the votes cast at the annual meeting, abstentions will not affect the outcome of this matter. An abstention as to the ratification of auditors (Proposal 2) will have the same effect as voting against the proposal.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (a “broker non-vote”). Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote.

SUBMISSION OF PROXIES

Please complete, sign, date and return the proxy card in the enclosed envelope so the common stock you own will be voted in accordance with your wishes. If you desire to revoke your proxy, you may do so either by attending the annual meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, SunTrust Bank, on or before April 29, 2003. The address for SunTrust Bank is Stock Transfer Department, P.O. Box 4625, Atlanta, Georgia 30302, Attention: Sue Hampton.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Based on the nomination by the Nominating Committee, the Board of Directors recommends the 14 persons described below for election as directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

The persons named in the enclosed proxy card, unless a contrary direction is indicated on the enclosed proxy card, intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director.

Although the Company’s Restated Certificate of Incorporation provides for a maximum of 20 directors, only 14 persons have been nominated to serve on the Board of Directors. The Nominating Committee and the current Board of Directors believes that a Board of Directors of 14 persons is practical and efficient at this point in time. The Board of Directors has no current intention to fill the vacancies on the Board of Directors prior to the next annual meeting, although circumstances could necessitate the appointment of additional directors in the future. Unless otherwise specified in the enclosed proxy card, it is intended that votes will be cast for the election of all of the nominees as directors. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next annual meeting of stockholders.

Information About the Nominees

Below is a description of each of the persons whom the Board of Directors has nominated for election as a director of ANB at the annual meeting to serve until the next annual meeting of stockholders or until his successor has been elected and qualified. Other than John Plunk, who is being nominated to serve on the Board of Directors for the first time, each of these nominees currently serves as one of our directors. T. Morris Hackney and William E. Sexton will retire from the Board this year. Effective January 2003, Drayton Nabers resigned from the Board to assume the responsibilities as Finance Director for the State of Alabama. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

W. Ray Barnes, 63, has served as a director of ANB since 1998. Mr. Barnes has served as Chairman and President of Efficiency Lodge, Inc. (a hotel company) since 1993. Mr. Barnes has served as Chairman of the Board of Georgia State Bank, in a non-employee capacity, since 1986.

Dan M. David, 57, has served as a director of ANB since 1997. Mr. David has also served as Vice Chairman of ANB since 1997, upon the merger of First American Bancorp with and into ANB. Mr. David serves as Chairman and Chief Executive Officer of First American Bank, positions he has held since 1995.

John V. Denson, 66, was appointed to the Board of Directors in December 2001 by the Board of Directors to fill an existing vacancy on the Board. This appointment was made pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired Farmers National Bancshares, Inc. Mr. Denson served on the Board of Directors of Farmers National from 1979 through 2001 and served as Chairman of the Board of Farmers National during 2001. Mr. Denson is a partner in the Opelika, Alabama law firm of Samford, Denson, Horsley, Pettey & Bridges, where he has worked since 1960.

John H. Holcomb, III, 51, has served as a director of ANB since 1995. Mr. Holcomb has served as Chairman of the Board and Chief Executive Officer of ANB since 1996. Mr. Holcomb has served as Chief Executive Officer of National Bank of Commerce of Birmingham (“NBC”) since 1990.

John D. Johns, 51, has served as a director of ANB since 1995. Mr. Johns is currently Chairman, Chief Executive Officer and President of Protective Life Corporation (a publicly-traded insurance company) and has served in such capacities since 2002. Mr. Johns served as President and Chief Operating Officer of Protective Life Corporation from 1996 until 2001. Mr. Johns also serves as a director of Protective Life Corporation, Protective Life Insurance Company, Genuine Parts Company and John H. Harland Co.

John J. McMahon, Jr., 60, has served as a director of ANB since 1997. Mr. McMahon is Chairman of Ligon Industries, LLC (a manufacturer of wastewater treatment equipment and aluminum castings), a position he has held since 1999. Mr. McMahon also serves as Chairman of the Executive Committee of McWane, Inc. (a pipe and valve manufacturing company) and has served in such position since 1999. Mr. McMahon served as Chairman of the Board of McWane, Inc. from 1995 until 1998. Mr. McMahon also serves as a director of John H. Harland Co., ProAssurance Corporation and Protective Life Corporation.

C. Phillip McWane, 45, has served as a director of ANB since 1995. Mr. McWane has served as the Chairman of the Board of McWane, Inc. since 1999 and served as President of McWane, Inc. from 1995 until 1998.

William D. Montgomery, 54, has served as a director of ANB since 1996. Mr. Montgomery is a certified public accountant in private practice. From 1974 through 1998, Mr. Montgomery was a partner with the accounting firm of Johnson, Montgomery and Associates, P.A.

Richard Murray, IV, 40, has served as a director of ANB since June 2002, when he was appointed to fill a vacancy on the Board. Mr. Murray has served as President and Chief Operating Officer of ANB since 2000. Prior to such time, Mr. Murray served as Executive Vice President of ANB beginning 1998 and Executive Vice President of NBC beginning 1997.

Victor E. Nichol, Jr., 56, has served as a director of ANB since 1995. Mr. Nichol was appointed Vice Chairman of ANB in 2000 and previously served as ANB’s President and Chief Operating Officer from 1996 to 2000. Mr. Nichol was also appointed Vice Chairman of NBC in 2000.

C. Lloyd Nix, 66, has served as a director of ANB since 1997. Dr. Nix is retired from the practice of dentistry. From 1965 through 1999, Dr. Nix was engaged in the private practice of dentistry in Decatur, Alabama.

G. Ruffner Page, Jr., 43, has served as a director of ANB since 1995. Mr. Page is President of McWane, Inc., a position he has held since 1999. He served as Executive Vice President of McWane, Inc. from 1994 until 1998. Mr. Page also serves as a director of Protective Investment Company, a subsidiary of Protective Life Corporation.

John Plunk, 49, is being nominated to serve as a director of ANB for the first time. Mr. Plunk is a partner with the law firm of Alexander, Corder, Plunk & Shelly, P.C., where he has worked since 1982. He has served as a director of First American Bank since 1996.

W. Stancil Starnes, 54, has served as a director of ANB since 1995. Mr. Starnes is a senior partner in the Birmingham law firm of Starnes & Atchison, LLP, where he has worked since 1975.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE DIRECTORS NOMINATED BY THE NOMINATING COMMITTEE.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Presently there are fifteen members on our Board of Directors, eleven of whom currently are neither officers nor employees of the Company. Each Director serves for a term of one year or until his successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the Directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with key executives. Directors also communicate with the Company’s outside advisors, as necessary. The Board of Directors met six times in 2002.

The Bylaws of ANB provide for four standing committees of the Board of Directors: (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Nominating Committee, and (iv) the Executive Committee. Each committee is composed of members of the Board of Directors, and each committee reports its actions to the full Board of Directors. None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he served, except for Mr. McWane, who attended five of seven board/committee meetings, and Mr. Hackney, who attended four of six board meetings.

The following tables describe the functions and current membership for each committee of the Board of Directors, as well as the number of meetings held in 2002.

Audit Committee—Four Meetings in 2002

Functions	Members

The Audit Committee is responsible for the appointment of independent auditors to audit the books, records and accounts of ANB and its subsidiary banks (the “Banks”); discusses with the independent auditors the plan and scope of their examination of the books and records of ANB and the Banks and reviews the results thereof prior to publication; and reviews all recommendations made by the independent auditors regarding accounting methods used and the system of internal controls utilized by ANB and advises the Board of Directors with respect thereto. The Report of the Audit Committee appears in this proxy statement at page 19.

John D. Johns, Chairman William D. Montgomery W. Ray Barnes G. Ruffner Page, Jr. C. Lloyd Nix William E. Sexton

Compensation Committee—Three Meetings in 2002

Functions	Members

The Compensation Committee is authorized to recommend to the Board of Directors from time to time the compensation to be paid to officers, directors and committee members of ANB. Executive compensation may include, but is not limited to, salary, bonus, performance share awards, stock options, other annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of ANB. The Compensation Committee is composed of four Directors who are not our employees. The Compensation Committee’s Annual Report on Executive Compensation appears in this proxy statement at page 13.

W. Stancil Starnes, Chair John D. Johns G. Ruffner Page, Jr. John J. McMahon, Jr.

Nominating Committee—One Meeting in 2002

Functions	Members

The Nominating Committee meets annually to nominate persons for election as directors of ANB at the Annual Meeting of the Stockholders. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of ANB have been instituted. However, the Nominating Committee will consider any such recommendations made to it in writing on a timely basis. See “DEADLINE FOR SHAREHOLDER PROPOSALS” on page 21 of this proxy statement.

C. Lloyd Nix, Chair John D. Johns W. Stancil Starnes

Executive Committee—No Meetings in 2002

Functions	Members

The Executive Committee has the authority to exercise the full power of the Board of Directors, except that the Executive Committee may not approve any merger, consolidation or sale of substantially all of the assets of ANB, approve any amendment to ANB’s Certificate of Incorporation or Bylaws, appoint any members of any committee of the Board of Directors or declare any dividend or distribution.

John H. Holcomb, III Victor E. Nichol, Jr. G. Ruffner Page, Jr. C. Phillip McWane

The Board of Directors may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

COMPENSATION OF DIRECTORS

Annual Retainer and Attendance Fees.    Non-employee directors of ANB receive an annual retainer fee of $21,000, as well as an attendance fee of $1,000 for each meeting of the Board of Directors and $500 for each meeting of a committee of the Board of Directors that they attend.

Deferral of Payment.    Non-employee directors may elect to defer payment to a specified date of all or any portion of their annual retainer and attendance fees under the ANB Deferral of Compensation Plan for Non-Employee Directors. Fees that are deferred may be credited to the directors in cash or common stock equivalents or a combination thereof. The common stock equivalents are converted into shares of our common stock only after termination of service on the Board. The common stock equivalents are credited with dividend equivalents that are equal in value to the dividends on our common stock.

Fees for Serving on the Boards of Our Subsidiaries.    Messrs. Hackney, Johns, McWane, Page, Starnes and McMahon also serve on the NBC Board of Directors and receive an attendance fee of $200 for each NBC Board meeting and committee meeting attended. Mr. Montgomery also serves on the First Gulf Bank Board of Directors and receives fees of $300 per meeting. Dr. Nix and Mr. Plunk also serve on the Board of Directors of First American Bank. Dr. Nix receives attendance fees of $200 for each First American Bank board meeting and committee meeting attended. Mr. Plunk receives $600 for each First American board meeting attended, but if elected to the Company’s Board of Directors, his First American Bank Board Fees will be reduced to $200 per meeting attended. Mr. Denson also serves on the Opelika Advisory Board of First American Bank and receives fees of $200 per meeting attended. Mr. Barnes also serves as Chairman of the Board of Directors of Georgia State Bank and receives a monthly retainer fee of $450 per month.

Other.    Directors are reimbursed for all reasonable travel expenses and out-of-pocket costs incurred in the performance of their duties as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 12, 2003 by:

•	each Director and Director nominee;

•	each executive officer named in the Summary Compensation Table below;

•	all of our Directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Name	Number of Shares of Common Stock(1)(2)	% of Shares of Common Stock(3)
W. Ray Barnes(4)	120,474	1.0%
Dan M. David(5)	84,036	*
John V. Denson(6)	11,480	*
T. Morris Hackney(7)	8,896	*
John H. Holcomb, III(8)	102,949	*
John D. Johns(9)	44,998	*
John J. McMahon, Jr.(10)	323,796	2.6%
C. Phillip McWane(11)	1,075,716	8.6%
William D. Montgomery	39,820	*
Richard Murray, IV(12)	75,092	*
Victor E. Nichol, Jr.(13)	105,438	*
C. Lloyd Nix(14)	91,127	*
G. Ruffner Page, Jr.(15)	344,224	2.8%
John Plunk(16)	34,049	*
William E. Sexton (17)	46,838	*
W. Stancil Starnes	49,659	*
William E. Matthews, V(18)	60,860	*

All Directors & Executive Officers as a group (19 persons)	2,675,752	21.5%

*	Reflects ownership of less than 1%.
(1)	The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under the federal securities laws. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.
(2)	The share amounts reported also include common stock equivalents held by directors under ANB’s Deferral of Compensation Plan for Non-Employee Directors and by certain executive officers under the ANB Plan for Deferral of Compensation by Key Employees, entitling such directors and executive officers to receive upon distribution a share of common stock for each stock equivalent. The number of stock equivalents included are listed as follows: Mr. Barnes, 2,771; Mr. David, 1,595; Mr. Denson, 376; Mr. Hackney, 6,079; Mr. Holcomb, 5,644; Mr. Johns, 7,781; Mr. Matthews, 7,926; Mr. McMahon, 5,626; Mr. McWane, 3,730; Mr. Montgomery, 4,239; Mr. Murray, 7,926; Mr. Nichol, 9,655; Dr. Nix, 1,466; Mr. Page, 6,085; Mr. Sexton, 2,947; and Mr. Starnes, 8,242.
(3)	Percentage of ownership is based on 12,459,288 shares of ANB common stock representing 12,369,274 shares outstanding as of March 12, 2003, and 90,014 shares of common stock equivalents held in deferred compensation plans of certain executive officers and directors. In the case of persons who possess outstanding stock options, percentage of ownership is based on the shares described in the previous sentence and the number of shares underlying options held by such persons exercisable within 60 days from said date.

(4)	Includes 3,094 shares held by Mr. Barnes’ wife and 16,300 shares owned directly by Efficiency Lodge, Inc., of which Mr. Barnes is a shareholder and Chief Executive Officer.
(5)	Includes stock options to purchase 19,664 shares of ANB common stock. Does not include 3,262 shares owned of record by Mr. David’s wife, of which Mr. David disclaims beneficial ownership.
(6)	Includes stock options to purchase 8,495 shares of ANB common stock.
(7)	Does not include 37,217 shares held by Mr. Hackney’s wife, of which Mr. Hackney disclaims beneficial ownership.
(8)	Includes stock options to purchase 13,334 shares of ANB common stock. Includes 700 shares held by Mr. Holcomb as custodian for his three minor children and 500 shares held by Mr. Holcomb’s wife. Also includes 4,186 shares held in ANB’s 401(k) Employee Capital Accumulation Plan, for which Mr. Holcomb holds investment power.
(9)	Does not include 1,000 shares owned by Mr. Johns’ wife’s Individual Retirement Account, 1,500 shares held for the benefit of Mr. Johns’ wife in the James A. Dunlap Children’s Trust and the Nancy D. Johns Subtrust, or 2,000 shares held by Mr. Johns’ wife as custodian for their minor children. Mr. Johns disclaims beneficial ownership of these shares.
(10)	Includes 300,000 shares held in a family partnership pursuant to which Mr. McMahon shares the power to vote and dispose of the shares with his wife, and with his three children and the spouses of two of those children. Also includes 15,000 shares held in three separate trusts for the benefit of Mr. Phillip McWane’s children. Mr. McMahon is the trustee for each of these trusts. Does not include 96,830 shares held by Mr. McMahon’s wife, of which Mr. McMahon disclaims beneficial ownership.
(11)	Includes 10,000 shares owned by H & P Partners of Alabama, L.P., a family limited partnership, of which Mr. McWane has shared voting control. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. McWane, of which Mr. McWane disclaims beneficial ownership. The address for Mr. McWane is 2900 Highway 280, Suite 300, Birmingham, Alabama 35223.
(12)	Includes stock options to purchase 5,000 shares of ANB common stock. Also includes 1,600 shares held by Mr. Murray’s wife. Includes 3,788 shares held in ANB’s 401(k) Employee Capital Accumulation Plan, for which Mr. Murray holds investment power.
(13)	Includes stock options to purchase 1,667 shares of ANB common stock.
(14)	Includes 35,148 shares held jointly with Dr. Nix’s wife and 14,533 shares held by Dr. Nix’s wife.
(15)	Includes 187,995 shares held by the Anna McWane Trust and 88,775 shares held by the J.R. McWane, Jr. Trust. Mr. Page is the trustee for each of these trusts. Also includes 1,500 shares held by Mr. Page as custodian for his three minor children. Does not include 14,928 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. Page disclaims beneficial ownership. Does not include 8,000 shares held by Mr. Page’s wife, of which Mr. Page disclaims beneficial ownership.
(16)	Includes 646 shares owned by Mr. Plunk’s wife’s Individual Retirement Account and 7,595 shares held by Mr. Plunk’s wife. Also includes 16,629 shares owned by the Maund Family Limited Partnership, a family limited partnership, of which Mr. Plunk has shared voting control.
(17)	Includes 29,138 shares owned directly by Mr. Sexton’s wife, and 611 shares held by the Sexton Foundation, of which Mr. Sexton is Chairman.
(18)	Includes stock options to purchase 3,334 shares of ANB common stock. Also includes 200 shares held by Mr. Matthews as custodian for his two minor children.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of ANB, and persons who beneficially own more than ten percent of ANB’s common stock, to file reports of ownership and changes in ownership of ANB common stock held by them with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company. Based solely on its review of these reports, the Company believes that, during the year ended December 31, 2002, all reports were filed on a timely basis by reporting persons, except for Mr. Sexton, who filed one Form 4 late.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation

The table below sets forth a summary of the compensation we paid for the last three fiscal years to our Chief Executive Officer and the four additional most highly compensated persons serving as executive officers at the end of our last fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
				Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts(1) ($)	All Other Compensation ($)
John H. Holcomb, III Chairman and CEO	2002 2001 2000	$360,000 325,000 300,000	$360,000 167,000 122,000	-0- -0- 40,000	$179,034 133,112 94,400	$263,494 55,484 26,896	(2)

Victor E. Nichol, Jr. Vice Chairman	2002 2001 2000	$255,000 245,000 240,000	$130,000 114,700 61,700	-0- -0- 5,000	$59,678 106,489 75,518	$179,536 40,703 25,405	(2)

Dan M. David Vice Chairman	2002 2001 2000	$185,000 175,000 168,000	$101,000 74,000 60,000	-0- -0- 5,000	$59,678 -0- -0-	$11,240 11,240 10,740	(2)

Richard Murray, IV President and COO	2002 2001 2000	$190,000 170,000 150,000	$152,000 103,500 68,500	-0- -0- 15,000	$95,485 70,993 50,346	$205,331 45,506 27,601	(2)

William E. Matthews, V Executive Vice President and CFO	2002 2001 2000	$170,000 145,000 132,500	$136,000 93,500 62,000	-0- -0- 10,000	$95,485 70,993 50,346	$204,241 44,563 19,723	(2)

(1)	Long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date of the payout. The amounts in this column relate to performance share payouts made to Messrs. Holcomb, Nichol, David, Murray and Matthews in 2000, 2001 and 2002 under the ANB Performance Share Plan. Each of the Named Executive Officers that received payouts in 2000, 2001 and 2002 opted to defer such payouts in accordance with the provisions of the ANB Performance Share Plan, with the exception of Mr. Holcomb, who elected to accept a payout of 4,704 shares of common stock in 2001 and 4,205 shares of common stock in 2002.
(2)	The amounts shown in this column for Messrs. Holcomb, Nichol, David, Murray and Matthews represent ANB contributions to ANB’s 401(k) Employee Capital Accumulation Plan in the amount of $8,500 each; amounts of principal forgiven and payments made to such executives for the purpose of paying interest due on certain executive loans (the “AMT Loans”) in the amount of $40,635 for Mr. Holcomb, $27,887 for Mr. Nichol, $32,044 for Mr. Murray and $31,228 for Mr. Matthews; and certain one-time bonuses paid to such executives at year-end 2002 for the purpose of re-paying in full the AMT Loans in the amount of $214,359 for Mr. Holcomb, $143,149 for Mr. Nichol, $164,787 for Mr. Murray and $160,513 for Mr. Matthews. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” and “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.” The amount shown in this column for Mr. David also includes First American Bank payments of $2,740 in premiums paid on a term life insurance policy for Mr. David.

Aggregated Stock Option Exercises And Year-End Value

The table below sets forth, on an aggregated basis:

•	information regarding the exercise of options to purchase our common stock by each of the Named Executive Officers; and

•	the value at December 31, 2002 of all unexercised options held by such individuals.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at Fiscal Year-End($) Exercisable/Unexercisabled(1)
John H. Holcomb, III	-0-	N/A	-0-/40,000	-0-/$985,000
Victor E. Nichol, Jr.	-0-	N/A	-0-/5,000	-0-/$123,125
Dan M. David(2)	-0-	N/A	17,997/5,000	$502,836/$123,125
Richard Murray, IV	-0-	N/A	-0-/15,000	-0-/$369,375
William E. Matthews, V	-0-	N/A	-0-/10,000	-0-/$246,250

(1)	Based on $43.50 per share, the closing sale price reported by NASDAQ for ANB on December 31, 2002.
(2)	As a result of the merger of First American Bancorp with and into ANB, ANB assumed certain stock option plans of First American Bancorp which include two non-qualified Stock Option Agreements dated March 7, 1997. Of Mr. David’s options, 17,997 were awarded by First American Bancorp prior to the merger under one of the non-qualified stock option agreements assumed.

Long-Term Incentive Plans

The following table shows information about grants of incentive awards under ANB’s Performance Share Plan in fiscal year 2002 to the Named Executive Officers.

Long-Term Incentive Plans—Awards In 2002(1)

			Estimated Future Payouts under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)
John H. Holcomb, III	4,000 shares	Four years	1,333	4,000	6,800
Victor E. Nichol, Jr.	1,600 shares	Four years	533	1,600	2,720
Dan M. David	1,600 shares	Four years	533	1,600	2,720
Richard Murray, IV	2,400 shares	Four years	800	2,400	4,080
William E. Matthews, V	2,400 shares	Four years	800	2,400	4,080

(1)	On December 19, 2001, the Compensation Committee approved the award of the 2002 Performance Share Awards under the ANB Performance Share Plan to certain senior officers including the grants detailed above. See “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION” for a description of the Performance Share Plan and a description of the formula to be applied in determining amounts payable.

Defined Benefit Plan

As a result of the merger of National Commerce Corporation, the former parent of NBC, and Commerce Bankshares, Inc. with and into ANB (the “NBC Merger”), NBC became a wholly-owned subsidiary of ANB. NBC has maintained the NBC Pension Plan for the benefit of its employees since January 1, 1982. The NBC Pension Plan pays its participants a monthly retirement income equal to 1.3% of each participant’s “Average Monthly Earnings” multiplied by the number of years of continuous service to NBC through December 31, 1999 of such participant. Average Monthly Earnings equals the participant’s annual compensation converted to a monthly amount and then averaged over the sixty (60) months immediately preceding the participant’s “Normal Retirement Date” which, if such participant was employed before January 1, 1989, is the first day of the month coinciding with or immediately preceding a participant’s sixty-fifth (65th) birthday or, if such participant was first employed after January 1, 1989, is the later of the participant’s sixty-fifth (65th) birthday or the first day of the month either on or next following the completion of five years of continuous service or, if earlier, five “service years.” Annual compensation means the participant’s total compensation during a plan year, as reflected on such participant’s W-2 Form, excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions (not includable in gross income) to certain plans or arrangements that may be maintained by NBC. However, regardless of a participant’s actual annual compensation, each participant’s annual compensation for purposes of such plan is capped at $160,000, as required by law. Pension plan benefits are not subject to deduction for Social Security and other offset amounts.

The following table reflects estimated annual benefits payable upon retirement under the NBC Pension Plan based upon the participant’s years of service and compensation level.

Pension Plan Table(1)

	Years of Service
Average Annual Remuneration	15	20	25	30	35
$125,000	$24,375	$32,500	$40,625	$48,750	$56,875
$150,000	$29,250	$39,000	$48,750	$58,500	$68,250

(1)	Annual compensation for purposes of the NBC Pension Plan is capped at $160,000.

Effective December 31, 1999, the NBC Pension Plan was amended and restated. Pursuant to this restatement, the pension plan was frozen such that there will be no accrual of future benefits after December 31, 1999. The annual compensation and credited years of service attributable to each of Messrs. Holcomb, Nichol, Murray and Matthews as of December 31, 1999 are as follows:

	Annual Compensation	Credited Years of Service
John H. Holcomb, III	$160,000(1)	19
Victor E. Nichol, Jr.	$160,000(1)	6
Richard Murray, IV	$160,000(1)	9
William E. Matthews, V	$140,799	8

(1)	The maximum annual compensation for purposes of the NBC Pension Plan.

EMPLOYMENT CONTINUATION AGREEMENTS

ANB has entered into employment continuation agreements with each of the Named Executive Officers which provide for certain benefits in the event of a “change in control” of ANB. Upon a change of control, all stock options of each Named Executive Officer become immediately vested and exercisable in full, and all outstanding performance shares are paid in cash as if the applicable target performance level(s) had been met (or, in some cases, exceeded). Each agreement provides for a two-year employment period, during which time each Named Executive Officer would be entitled to maintain his pre-change of control position with ANB at the same base salary, bonus/incentive compensation and benefits. If during this time, the Named Executive Officer terminates his employment for “good reason” or if ANB terminates the Named Executive Officer’s employment other than for “cause”, the Named Executive Officer would receive certain benefits. Such benefits include (i) a payment equal to three times the sum of (a) the annual base salary in effect at the time of the change in control, (b) the average annual incentive plan bonus for the three years preceding the change in control or the date of termination (whichever is greater) and (c) the cash value of any performance shares awarded in the year in which the change of control occurs; (ii) continuation for up to twenty-four months in the Company’s hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) supplemental retirement benefits in the form of a deferred annuity contract payable upon the Named Executive Officer’s 65th birthday; and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal, Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, which establishes the compensation of the executive officers of ANB, is comprised of Messrs. Johns, McMahon, Page and Starnes. No current member of the Committee is, or was during 2002, an executive officer of another company whose board of directors has a comparable committee on which one of our executive officers serves.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Stockholders

The Compensation Committee of the Board of Directors oversees and administers the executive compensation program on behalf of the Board of Directors. This report provides details and background information regarding our executive compensation program.

The Committee

The Compensation Committee is composed of four members of the Board of Directors. It has oversight of and approves the compensation paid to the Chief Executive Officer and certain other senior officers of ANB and its subsidiaries, including the Named Executive Officers.

Compensation of the CEO and Other Executive Officers

Total compensation for the executive officers is reviewed and set annually and includes three primary types of compensation:

•	Base salary;

•	Bonuses paid under the ANB Annual Incentive Plan; and

•	Long-term incentive compensation under the Performance Share Plan and other long-term plans.

The following discussion is applicable to executive officers of ANB, including the Chief Executive Officer and the Named Executive Officers.

Base Salary.    Executive officers’ base salaries are determined by several factors, but principally by the level of responsibilities required by the position. In establishing base salaries, the Compensation Committee reviews recommendations by the Chief Executive Officer and considers information provided by an outside compensation consultant relating to compensation paid by other local banking companies and bank holding companies of comparable size. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer’s salary. Company performance may also be a factor in determining the amount of any base salary increase. The Committee’s compensation strategy for executive officers is to pay salaries at or near the median. Performance-based cash bonus and performance share awards, when totaled, are used to provide significant performance-based compensation. Based on these factors, Mr. Holcomb’s base salary for calendar year 2002 was set at $360,000. The base salaries and incentive bonuses for Messrs. Holcomb, Nichol, Murray and Matthews, each of whom is also an officer of NBC, are paid by NBC. The base salary and incentive bonus for Mr. David are paid by First American Bank. ANB reimburses NBC and First American Bank, as applicable, for a portion of the base salary and bonus of these individuals based on an allocation of time that such executives spent on ANB holding company matters.

Annual Incentive Plan Bonus.    The Annual Incentive Plan was established for the purpose of rewarding, retaining, and providing incentives for performance through annual bonuses for those employees who contribute most to the operating progress of ANB. The Compensation Committee sets the total target amount of bonuses for each year and reviews the methodology used to determine individual bonuses. Individual bonuses of employees participating in the Annual Incentive Plan are determined by ANB’s executive officers with the approval of the Chief Executive Officer. The Compensation Committee specifically reviews and approves each annual bonus paid to the executive officers participating in the Annual Incentive Plan, including the Chief Executive Officer.

Each of the executive participants is assigned a target bonus percentage expressed as a percentage of each participant’s salary. The target bonus percentages were set at amounts ranging from 27.5% to 50% for 2002 by the Compensation Committee. The target bonus percentage is established by determining the desired total incentive compensation component for the particular employee and by reviewing the practices of certain peer banks as reflected in available surveys. Bonus payments under the AIP, when made, may range from 33% to 200% of the target amount. Other than the Chief Executive Officer, an individual’s Annual Incentive Plan bonus is based upon a combination of ANB’s performance, departmental performance and the individual’s performance. The Annual Incentive Plan bonus of the Chief Executive Officer is based on ANB’s performance according to a range fixed for the year by the Compensation Committee relating to certain operating earnings per share goals. The Annual Incentive Plan bonus relating to 2002 for Mr. Holcomb was determined based on ANB earnings per share during 2002. Under the terms set by the Compensation Committee, Mr. Holcomb would earn a target AIP bonus award of 50% of salary if the Company’s 2002 operating earnings per share (diluted) were $2.64. A maximum bonus, 200% of target or 100% of 2002 base salary, would be paid if the Company’s operating earnings per share were $2.75 or higher. A threshold bonus, 33% of target or 16.7% of Mr. Holcomb’s base salary, would be paid if the Company’s operating earnings per share were $2.51, and no bonus would be paid if the Company’s operating earnings per share were below $2.51. The Company’s 2002 earnings per share of $2.81 exceeded the maximum target, resulting in Mr. Holcomb earning the maximum AIP bonus of 200% of target or 100% of 2002 base salary ($360,000).

Performance Share Plan.    The Performance Share Plan is administered by the Compensation Committee and was established to promote the long-term success of ANB and its subsidiaries. The Performance Share Plan is a key component of executive compensation, and is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in ANB, to continue employment with ANB and to render superior performance during such employment. ANB develops its performance share award amounts under the Performance Share Plan by reviewing the long-term incentive opportunities provided to executives in similar positions at peer banks and determining the desired total long-term compensation component of the particular employee’s compensation package.

The Performance Share Plan enables the Compensation Committee to select, at its discretion, executive officers to receive incentive compensation awards under the plan. Each award granted generally represents one share of ANB common stock. Furthermore, each award under the plan is deemed to be made as of January 1 of the year of the award (“Date of Grant”), regardless of the actual date of grant.

At the time the Compensation Committee grants incentive compensation awards (also referred to as performance share awards) under the Performance Share Plan, the Compensation Committee is required to fix an award period not to exceed five calendar years. In its discretion, the Compensation Committee may subdivide the award period into one interim period, which is a period of calendar years chosen by the Compensation Committee and which commences upon any Date of Grant but which is less than the award period.

No award made under the Performance Share Plan will be paid unless the participant meets the conditions established by the Compensation Committee for the award period or the interim period. If, at the close of any award period or interim period applicable to a performance share award, the Compensation Committee determines that the participant has met the conditions for payment of the award, then, unless otherwise directed by the Compensation Committee, the award will be paid to the participant as promptly as possible.

The performance share awards made under Performance Share Plan relating to 2002 were determined by calculating the desired total long-term compensation component of the particular employee’s compensation package and by comparison of this long-term component to long-term awards made at a peer group of comparable banks and bank holding companies. Award payments can range from zero to 200% of a grant. For example, if ANB ranks in the top 25% of the peer group in terms of return on average equity, then 125% of the award is earned. If ANB ranks in the top 10%, 170% of the award is earned. If ANB’s performance is at the median or threshold, 50% of the award is earned. If ANB’s results are below the median, no portion of the award is earned. In December 2001, the Compensation Committee established performance share awards relating to 2002 that will be paid after four years and will include results for fiscal years 2002, 2003, 2004 and 2005. Mr. Holcomb was granted a performance share award in 2002 at a target of 4,000 shares based on target long-term compensation for Mr. Holcomb set by the Compensation Committee in conformance with overall compensation criteria for Mr. Holcomb.

Special Bonuses Relating to AMT Loans.    In December 2002, ANB awarded special one-time bonuses to four of the Named Executive Officers. See Note 2 to the Summary Compensation Table (the “AMT Loan Bonuses”). The AMT Loan Bonuses were awarded to these executives in order that the executives could repay the loans made to them to finance Alternative Minimum Taxes resulting from the exercise of certain ANB stock options. The original purpose of each of such loans was to finance the payment of certain federal income taxes resulting from the application of the Alternative Minimum Tax for these executive officers related to the exercise of incentive stock options to acquire shares of ANB common stock. The executives were subject to such tax, even though none of the underlying shares acquired were sold. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Loans to Executive Officers and Directors” below. The AMT Loan Bonuses were awarded based on several factors including the positive operating results of ANB in recent years, the current negative market perception of company loans to executives and certain other factors.

Limits to Tax Deductibility of Executive Compensation.

Under Section 162(m) of the Internal Revenue Code, the Company may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company’s proxy statement, unless the payments are made under qualifying performance-based compensation plans which meet certain specific requirements. The Company’s executive compensation plans have been designed to comply with these specific requirements. The Company’s Performance Share Plan and Annual Incentive Plan were approved by ANB’s stockholders at our 2002 annual meeting.

Summary

The Committee believes that the caliber and motivation of our employees, and their leadership, are critical to our success in a competitive marketplace. Effective and motivational compensation programs are essential ingredients to success. The Committee believes that our compensation programs are effective in serving us and our shareholders in the short and long term.

Compensation Committee:

John D. Johns, Chairman

John J. McMahon, Jr.

G. Ruffner Page, Jr.

W. Stancil Starnes

Stock Performance Graph

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to ANB’s stockholders during the period beginning December 31, 1997 and ending on December 31, 2002, compared to an overall stock market index (NASDAQ Stock Market, U.S. Companies) and the SNL All Bank Index.

Comparisons of Five-Year Cumulative Total

Shareholder Returns Among ANB, NASDAQ Stock Market &

SNL All Bank Index

PERIOD ENDING
INDEX	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Alabama National BanCorporation NASDAQ—Total US(1) SNL All Bank Index(2)	$100.00 100.00 100.00	$103.33 140.99 108.17	$75.35 261.48 104.84	$94.14 157.42 123.81	$144.62 124.89 125.06	$191.23 86.33 114.67

(1)	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003.
(2)	Source: SNL Securities, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship between NBC and Woodward Properties

NBC’s main office is occupied under a lease with an affiliated party, Woodward Properties, of which (i) Mr. Ruffner Page, as Custodian of the three minor children of Mr. Phillip McWane, (ii) Mr. Phillip McWane, (iii) Mr. John McMahon and (iv) a family partnership, of which Mr. McMahon has beneficial ownership, are partners. NBC has leased 84,617 square feet at an annual rental rate of $15.60 per square foot through the year 2020, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and terms for comparable space in the Birmingham market.

Relationships between ANB and its Directors and Executive Officers

ANB and its subsidiary banks (the “Banks”) have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Banks’ and ANB’s directors and officers as a group. This limit is currently equal to two times the applicable entity’s unimpaired capital and surplus. Loans to individual directors and officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

During 2002, the law firm of Starnes & Atchison LLP, of which W. Stancil Starnes is a partner, rendered various legal services to ANB and its subsidiaries, and such firm was paid fees of $202,026(1) for such legal services. During 2002, the law firm of Samford, Denson, Horsley, Pettey & Bridges, of which John V. Denson is a partner, rendered various legal services to a subsidiary of ANB, and such firm was paid fees of $113,127 for such legal services. During 2002, the law firm of Alexander, Corder, Plunk & Shelly, P.C., of which John Plunk is a partner, rendered various legal services to a subsidiary of ANB, and such firm was paid $1,350(1) for such services.

Loans to Executive Officers and Directors

During each of 1999 and 2000, each of Messrs. Holcomb, Nichol, Murray, Matthews and John R. Bragg, Executive Vice President, became indebted to ANB in connection with individual loans in favor of ANB. The purpose of each of such loans was to finance the payment of certain federal income taxes resulting from the application of the Alternative Minimum Tax for these executive officers related to the exercise of incentive stock options to acquire shares of ANB common stock. The executives were subject to such tax, even though none of the underlying shares acquired were sold. Pursuant to separate promissory notes and pledge agreements between each of these executive officers and ANB, such executive officers pledged shares of common stock as collateral for two separate promissory notes in the original aggregate principal amounts described below. During 2002, ANB awarded special one-time bonuses to these executives for the purpose of re-paying the remaining balance of the loans. See “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION—Special Bonuses Relating to AMT Loans.” Prior to repayment, all unpaid or unforgiven amounts on these notes were due on the earlier of the tenth anniversary of each note or upon an event of default as described in the individual notes. Prior to repayment, each such note bore interest at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) plus 1%. Pursuant to the terms of the above-referenced notes, so long as such executive officer remained employed by ANB, 10% of the principal amount of the applicable note was forgiven by ANB on each of the first ten anniversaries of such note.

(1)	Represents less than 5% of such firm’s gross revenues in 2002.

Name of Executive Officer	Aggregate Original Principal Amount of Notes	Aggregate of Principal and Interest due on Notes as of December 31, 2002
John H. Holcomb, III	$177,147	$-0-
Victor E. Nichol, Jr.	$122,918	$-0-
John R. Bragg	$127,671	$-0-
Richard Murray, IV	$141,139	$-0-
William E. Matthews, V	$137,570	$-0-

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of six directors who are independent directors as defined under the rules of The Nasdaq Stock Market, Inc. currently in effect. The Audit Committee operates under a written charter adopted by the Board of Directors on April 20, 2000. The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management ANB’s audited financial statements as of, and for, the year ended December 31, 2002.

•	We have discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We considered whether the provision of non-financial audit services was compatible with PricewaterhouseCoopers LLP’s independence in performing financial audit services.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in ANB’s Annual Report on Form 10-K for the year ended December 31, 2002. It should be noted that management is responsible for the Company’s financial reporting process including its system of internal control, and of the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

John D. Johns, Chairman

W. Ray Barnes

William D. Montgomery

C. Lloyd Nix

G. Ruffner Page, Jr.

William E. Sexton

PROPOSAL 2

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of PricewaterhouseCoopers LLP for the year ending December 31, 2003 is being presented to the stockholders for approval at the annual meeting. If the appointment of accountants is not ratified, the Audit Committee will reconsider its appointment of independent accountants.

General

The independent public accounting firm of PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, LLP) has been engaged by the Company since 1996, and has audited the financial statements of the Company for the year ended December 31, 2002. The Audit Committee approved the engagement of PricewaterhouseCoopers LLP as ANB’s independent auditors for the year ending December 31, 2003.

It is expected that a representative of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

Audit Fees

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for the audit of ANB’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in ANB’s Forms 10-Q for the fiscal year ended December 31, 2002 totaled $208,495.

Financial Information Systems Design and Implementation Fees

During the fiscal year ended December 31, 2002 ANB was not charged any fees by PricewaterhouseCoopers LLP related to the design or implementation of a financial information system.

All Other Fees

PricewaterhouseCoopers LLP billed ANB $503,609 during the fiscal year ended December 31, 2002, for services other than those discussed above. These fees are broken down as follows:

Tax Services	$94,752
Subsidiary and Benefit Plan Audits	53,425
Internal Audit Fees*	158,775
Benefit Plan Actuarial Fees	188,100
Other Audit Related Services	8,557
TOTAL	$503,609

*	As of June 1, 2002, PricewaterhouseCoopers LLP is no longer providing internal audit services to ANB. Such services are being provided by a separate third party provider.

The Audit Committee considered the provision of non-audit services by PricewaterhouseCoopers LLP in its determination regarding PricewaterhouseCoopers LLP’s independence.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the appointment of accountants. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the appointment of accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE IN FAVOR OF PROPOSAL 2.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the annual meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR SHAREHOLDER PROPOSALS

Proposals of stockholders intended to be presented at ANB’s 2004 Annual Meeting of Stockholders must be received by ANB by November 28, 2003 to be considered for inclusion in ANB’s proxy statement relating to such meeting.

A stockholder must notify ANB before February 11, 2004 of a proposal for the 2004 Annual Meeting which the Stockholder intends to present other than by inclusion in ANB’s proxy material. If ANB does not receive such notice prior to February 11, 2004, proxies solicited by the Board of Directors of ANB will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail - Return Receipt Requested, to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

A COPY OF ANB’S 2002 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: KIMBERLY MOORE, CORPORATE SECRETARY, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203.

REVOCABLE PROXY

ALABAMA NATIONAL BANCORPORATION

1927 First Avenue North

Birmingham, Alabama 35203

This Proxy is solicited on behalf of the Board of Directors of Alabama National BanCorporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on April 30, 2003, and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned, being a stockholder of the Company, hereby appoints John H. Holcomb III and Victor E. Nichol, Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1.    To elect 14 directors to serve on the Board of Directors until the next annual meeting or until their successors are duly elected and qualified.

☐ FOR All Nominees (other than struck out below)	☐ WITHHOLD

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME:

W. Ray Barnes; Dan M. David; John V. Denson; John H. Holcomb III; John D. Johns;

John J. McMahon, Jr.; C. Phillip McWane; William D. Montgomery; Richard Murray IV;

Victor E. Nichol, Jr.; C. Lloyd Nix; G. Ruffner Page, Jr.; John Plunk; and W. Stancil Starnes.

2.    To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants as described in the accompanying Proxy Statement.

☐  FOR                                         ☐  AGAINST                                     ☐  ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE RESERVE SIDE.)

(Continued from reverse side.)

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth on the reverse side, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Company or its agent, SunTrust Bank, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN

Dated: ,	2003

Signature

Signature

NOTE: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE .